                                                                   EXHIBIT 10.12
                               SERVICE AGREEMENT

THIS SERVICE AGREEMENT (the "Agreement") is effective as of April 6, 1998 (the "Effective Date"), and is by and between:

     (a) ATL Ultrasound, Inc., a corporation of the State of Washington doing business as Advanced Technology Laboratories, having a place of business at 22100 Bothell-Everett Highway, Bothell, Washington 98041-3003 ("ATL"), and

     (b) SonoSight, Inc., a corporation of the State of Washington, having a place of business at ______ North Creek Parkway, Suite 105, Bothell, Washington 98011 ("SONO").

WHEREAS, SONO desires to enter into an arrangement with ATL under which ATL will provide certain services to SONO in connection with the day-to-day operation of SONO.

NOW, THEREFORE, in consideration of the terms and conditions in this Agreement, the parties agree as follows:

                          I.  AGREEMENT ADMINISTRATION

1.0. Agreement Administration.  By the Effective Date, each party shall
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designate an individual who shall be responsible for the administration of this Agreement on behalf of that party. Any and all inquires related to this Agreement, or the performance by the parties of their obligations under this Agreement, including the performance of any Service, shall be directed to the individuals designated by the parties. Each party shall have the right to replace any individual previously designated by that party upon notice to the other party.

                                 II.  SERVICES

2.0. Services.  During the term of this Agreement, ATL shall offer to SONO the
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services relating to _____________________________ as more specifically identified in Attachment A (the "Services"). Subject to the terms and conditions in this Agreement, and from time to time during the term of this Agreement, SONO shall notify ATL which of the Services it would like to obtain from ATL.

2.1. Changes to Services.  ATL will use reasonable efforts to accommodate any
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changes to the scope of the Services requested by SONO; however, nothing in this Agreement shall require ATL to (a) develop additional systems or support programs to provide the Services, (b) render the Services in a manner different from the standards set forth in this Agreement, or (c) provide the Services in quantities greater than the quantities provided to the operations of ATL or its subsidiaries at the Effective Date.

2.2. Priority.  Except as otherwise set forth in this Section, ATL may interrupt
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the performance of any Service at any time, or redirect or reassign any employees performing the Services to give priority to serving its internal operations or those of any of its subsidiaries. In addition, ATL may change the manner of rendering the Services if ATL determines the change is necessary or desirable in the conduct of its own operations or those of its subsidiaries.
ATL will provide SONO thirty days' notice in the event any Service will be interrupted for a substantial or indefinite duration.

In the event any Service includes the performance of engineering services (the "Engineering Services"), ATL will provide the Engineering Services to SONO on a priority basis consistent with the highest priority ATL provides like services for itself until such time as SONO has released its first product for distribution (the "Initial Period"). Thereafter, ATL will provide the Engineering Services to SONO in accordance with the priorities set forth in this Section.

2.2.1 If ATL interrupts an Engineering Service which it is providing to SONO, or fails to commence an Engineering Service previously agreed upon by the parties, during the Initial Period for a period of five days or more and SONO in good faith believes such interruption or failure to commence will delay release of its first product by a week or more, SONO may obtain an injunction in the courts of King or Snohomish County, Washington for specific performance of the Engineering Service. Such injunction will require the individual(s) whose work on SONO's behalf was interrupted or not commenced to devote up to one-half of each working day to SONO's Engineering Service for up to thirty (30) days. SONO shall compensate ATL for such Engineering Service as otherwise provided in this Service Agreement. ATL consents to the jurisdiction and venue of these courts for this purpose, and to the entry of such injunction. SONO shall be responsible for the costs and attorneys' fees of both parties in any such court proceeding.

2.2.2 If ATL has the ability to provide an Engineering Service to SONO during the Initial Period which SONO cannot itself provide, or which SONO cannot secure from an alternate source without a delay in the release of its first product by two weeks or more, and ATL has failed to provide such Engineering Service for two weeks after SONO has requested the Engineering Service from ATL in writing, SONO may obtain an injunction in the courts of King or Snohomish County, Washington for specific performance of the requested Engineering Service. Such injunction will require up to two individuals designated by ATL as qualified to perform the requested Engineering Service to devote up to one-half of each working day to SONO's Engineering Service for up to thirty (30) days. SONO shall compensate ATL for such Engineering Service as otherwise provided in this Service Agreement. ATL consents to the jurisdiction and venue of these courts for this purpose, and to the entry of such injunction. HUS shall be responsible for the costs and attorneys' fees of both parties in any such court proceeding.

2.3. Warranty and Disclaimer.  ATL represents that it will use reasonable
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efforts to make the Services available to SONO with substantially the same degree of care as it makes the Services available for its own operations or those of its subsidiaries.

EXCEPT AS SET FORTH IN THIS SECTION, ATL MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE SERVICES, EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. FURTHERMORE, ATL MAKES NO WARRANTY OR REPRESENTATION WITH RESPECT TO THE RESULTS OF THE SERVICES, OR THAT THE SERVICES WILL BE PERFORMED IN A TIMELY MANNER, OR THAT THE SERVICES WILL BE PERFORMED UNINTERRUPTED OR ERROR-FREE.

                            III.  PRICE AND PAYMENT

3.0. Price.  For performing the Services, SONO shall pay to ATL the price for
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the Services set forth in Attachment A. SONO understands that from time to time during the term of this Agreement, ATL shall have the right to revise the prices shown in Attachment A to reflect increases in the cost of providing the Services as reasonably determined by ATL. ATL will give SONO notice of any revisions to its prices prior to the date the revisions become effective.

In the event SONO discontinues, cancels, or terminates any Service under this Agreement (for any reason or for no reason), SONO shall reimburse ATL for the actual and reasonable expenses incurred by ATL related to the severance of employment of those ATL employees providing the Service which ATL would not have incurred but for the discontinuance, cancellation, or termination of the Service.

3.1. Taxes and Fees.  The prices set forth in this Agreement are exclusive of
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any and all applicable sales, excise, use, value added, or other taxes or fees in effect or later levied (excluding those based on the net income or gross receipts of ATL or of its subsidiaries) which ATL may be required to pay or collect in connection with the performance of the Services. All such taxes or fees shall be invoiced by ATL and paid by SONO. In connection with the performance of the Services, if any expense is to be paid by ATL for SONO's benefit, SONO shall be and remain primarily liable for the payment of that expense.

3.2. Out-of-Pocket Expenses.  In addition to the payment of the prices set forth
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in Attachment A, SONO shall reimburse ATL for any additional out-of-pocket expenses incurred by ATL employees in connection the performance of the Services, including any disbursements, and the travel and travel related expenses incurred by the employees for travel which has been authorized in advance by SONO.

3.3. Equipment.  In the event ATL requires any hardware or software
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(collectively, the "Equipment") to perform the Services specifically for SONO, SONO shall purchase the required Equipment and all right, title, and interest in and to the Equipment shall vest in SONO; however, ATL shall have the right to use the Equipment (at no cost to ATL) to perform the Services for SONO.

ATL shall use the Equipment only to perform the Services for SONO, and not to perform services for itself or any subsidiary without the prior consent of SONO. When the Equipment no longer is required by ATL to perform the Services, the Equipment shall be returned to SONO "As-is" and with no warranty from ATL; however, to the extent permitted by the manufacturer of any item of Equipment, the manufacturer's then remaining portion of the warranty with respect to the item of Equipment shall remain with SONO. The costs to de-install the Equipment, including the costs to repair any damage to ATL's premises caused by the de-installation and the removal of the Equipment, and the costs to transport the Equipment to SONO's location shall be borne by SONO.

3.4. Invoices.  Each month during the term of this Agreement, ATL shall submit
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to SONO an invoice for the Services performed during the previous month. The invoice shall contain a description of the Services with supporting documentation (including the names of the ATL employees performing the Services, if applicable), the price associated with each Service, and such other information as agreed by the parties. In addition and with each invoice and as requested by SONO, ATL shall provide to SONO copies of any documentation received by ATL to support any disbursements and out-of-pocket expenses incurred by ATL.

3.5. Time of Payment.  ATL's invoices shall be paid by SONO within thirty days
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from the date of the invoice. In the event any amount remains unpaid following the thirty day period, ATL shall have the right to charge interest on the unpaid amount at the rate of twelve percent per annum, or the maximum rate permitted by applicable law, whichever is less.

                    IV.  TERM, TERMINATION, DISCONTINUATION

4.0. Term.  This Agreement shall become effective as of the Effective Date, and
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shall extend for _____ months thereafter unless extended by the mutual written agreement of the parties, or unless terminated earlier in accordance with the provisions of this Agreement.

4.1. Termination.  This Agreement may be terminated as follows:
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     (a) by ATL in the event SONO has defaulted in the performance of any of its obligations under this Agreement, or under any other agreement by and between ATL and SONO, and has not remedied the default to the reasonable satisfaction of ATL within thirty days following the receipt of notice specifying the default; or

     (b) upon written notice by either party in the event the other party becomes insolvent, files for protection under the bankruptcy code, makes an assignment for the benefit of creditors, has a receiver or trustee appointed, or is unable to meet its financial obligations as they come due.

4.2. Discontinuation of Services.  At any time during the term of this
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Agreement, SONO shall have the right to discontinue, cancel, or terminate all or any portion of the Services for any reason or for no reason upon ninety days' prior notice to ATL (or such shorter notice period as agreed with ATL). In the event any Service is discontinued, canceled, or terminated by SONO for any reason (including performance related reasons) or for no reason, ATL will not be required to render such Service to SONO thereafter.

In the event any of the discontinued, canceled, or terminated Services are to be provided to SONO by a third party, upon request, ATL will cooperate with the third party to assist SONO to effect an orderly transition of the Services to the third party from ATL. The costs incurred by ATL to provide the transition services (as determined in accordance with the provisions in Section 3.0.) shall be paid by SONO.

Upon ninety days' notice to SONO, and excluding Engineering Services during the Initial Period, ATL shall have the right to discontinue, cancel, or terminate any Service in the event ATL reasonably determines that its continued performance of the Service results in costs or liabilities to ATL materially greater than the payment for such Service.

4.3. Dispute Resolution.  In the event of any dispute or disagreement between
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the parties with respect to the performance or non-performance by ATL of any Service, the individuals designated by the parties shall meet to resolve the dispute. In the event the individuals are unable to resolve the dispute to the satisfaction of the parties within thirty days following the initial meeting of the individuals, SONO may cancel or terminate the applicable Service upon ninety days' notice. Except as provided in Section 2.2. herein for an Engineering

Service during the Initial Period the cancellation or termination of the Service shall be the sole and exclusive remedy available to SONO resulting from or arising out of the performance or non-performance of any Service by ATL under this Agreement.
                   V.  INDEMNITY, LIABILITY, CONFIDENTIALITY

5.0. Indemnity.  SONO shall indemnify, defend, and hold harmless ATL, any
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subsidiary of ATL, and each of their respective officers, directors, employees, agents, and representatives from and against any and all claims, actions, damages, liens, liabilities, costs, and expenses (including, but not limited to, reasonable attorney's fees and legal costs) arising out of or in any way connected with this Agreement to the extent caused by the acts (including the negligent acts), or intentional misconduct of SONO.

5.1. Cross Indemnity.  SONO shall indemnify, defend, and hold harmless ATL, any
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subsidiary of ATL, and each or their respective officers, directors, employees, agents, and representatives from and against any and all claims, actions, damages, liabilities, costs, and expenses, including reasonable attorney's fees and expenses, arising out of the death or bodily injury to an employee, agent, customer, business invites, or visitor of any of them, or the damage, loss, or destruction of any property of any of them to the extent caused by the negligent acts or intentional conduct of SONO.

ATL shall indemnify, defend, and hold harmless SONO, its officers, directors, employees, agents, and representatives from and against any and all claims, actions, damages, liabilities, costs, and expenses, including reasonable attorney's fees and expenses, arising out of the death or bodily injury to an employee, agent, customer, business invites, or visitor of SONO, or the damage, loss, or destruction of any property of SONO to the extent caused by the negligent acts or intentional conduct of ATL.

5.2. Liability.  Except as provided in Section 5.1. of this Agreement, in no
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event shall ATL be liable to SONO or to any third party for any loss, damage, or expense which results from or which may result from the performance of any Service including, but not limited to the interruption of any Service, any change in the manner or mode of performing the Service, or the discontinuance, cancellation, or termination of any Service.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE SERVICES OR THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, LOST PROFITS, IRRESPECTIVE OF THE WAY IN WHICH SUCH DAMAGES MAY ARISE,

EVEN IF THE PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5.3. Confidentiality.  Any information disclosed by one party to the other party
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in connection with the performance of the Services or the performance of this Agreement, and any other information designated in writing by the disclosing (or owning) party as confidential (collectively, the "Confidential Information") shall be received and maintained confidential by the receiving party using the same standard of care that the receiving party uses to protect its own confidential information, but not less than reasonable care. The Confidential Information may be used by the receiving party only to perform the Services, and shall not be disclosed to a third party, or used to perform services for third parties without the prior written consent of the disclosing party. The disclosure of Confidential Information shall be restricted only to the minimum number of employees of each party requiring access to the Confidential Information to perform this Agreement.

The provisions of this Section shall not apply to Confidential Information which is: (a) already known to the receiving party without an obligation of confidentiality (it being understood that information of either party in the possession of the other party prior to the Effective Date shall not be covered by this exception); (b) publicly known or becomes publicly known through no unauthorized act of the receiving party; (c) rightfully received by the receiving party from a third party; (d) disclosed to a third party by the disclosing party without similar restrictions; (e) approved for disclosure by the disclosing party; or, (f) required to be disclosed pursuant to a requirement of a governmental agency or by law as long as the receiving party provides to the disclosing party notice of the requirement prior to any disclosure.

Upon the termination of this Agreement for any reason, each party shall return to the other party all Confidential Information of the other party, and cease any further use of the Confidential Information.

                               VI.  MISCELLANEOUS

6.0. Entire Agreement.  This Agreement including any attachments shall
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constitute the full, complete, and entire understanding and agreement by and between the parties with respect to the subject matter in this Agreement, and supersedes all previous negotiations, commitments, and writings with respect to the subject matter of this Agreement.

6.1. Governing Law.  This Agreement shall be governed by, construed, and
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enforced in accordance with the laws of the State of Washington.

6.2. Notices.  All notices, requests, demands, and other communications under
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this Agreement shall be in writing, and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is given; (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below; (c) on the business day after delivery to an overnight courier service, or the express mail service maintained by the United States Postal Service; or (d) on the third day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid, properly addressed, and return-receipt requested to the party as follows:

If to ATL:

     Advanced Technology Laboratories
     22100 Bothell-Everett Highway
     Bothell, Washington 98041-3003
          Attn:  _________________
               Facsimile No. (425) 487-____

     with copy to:

     Advanced Technology Laboratories
     22100 Bothell-Everett Highway
     Bothell, Washington 98041-3003
          Attn:  Vice President, General Counsel
                 Facsimile No. (425) 487-8135

If to SONO:

     SonoSight, Inc.
     North Creek Parkway
     Bothell, Washington 98011
          Attn:  President
                 Facsimile No. (425) ___-____

Any party may change its address or facsimile number by giving the other party notice of the new information in the manner set forth above.

6.3. Modification of Agreement.  No modification, amendment, or waiver of any
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provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties. The modification, amendment, or waiver shall be effective only in the specific instance and for the purpose for which given.

6.4. Successors and Assigns.  This Agreement shall be binding upon and inure to
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the benefit of the parties and their respective successors and permitted assigns. This Agreement, and any of the rights, interests, or obligations under this Agreement shall not be assigned by either party without the prior written consent of the other party which consent shall not be withheld unreasonably.

6.5. No Third Party Beneficiaries.  This Agreement is solely for the benefit of
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the parties, and is not intended to confer upon any other person any rights or remedies.

6.6. Titles and Headings.  The Section and Article headings in this Agreement
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are inserted for convenience of reference only, and are not intended to constitute a part of or to affect the meaning or interpretation of this Agreement.

6.7. Attachments.  The attachments to this Agreement shall be construed with and
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as an integral part of this Agreement to the same extent as if they had been set forth in full in this Agreement.

6.8. Severability.  In case any one or more of the provisions contained in this
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Agreement should be invalid, illegal, or unenforceable, the enforceability of the remaining provisions shall not in any way be affected or impaired. It is the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any invalid, void, or unenforceable provisions. In the event that any term, provision, covenant, or restriction is held to be invalid, void, or unenforceable, the parties agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction.

6.9. No Waiver.  The failure by either party at any time to enforce any of the
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terms or conditions of this Agreement shall not constitute or be construed as a waiver of the terms and conditions. Each party expressly reserves the right to enforce the terms and conditions of this Agreement at any time.

6.10.  Counterparts.  This Agreement may be executed in one or more counterparts
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each of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

6.11.  Force Majeure.  No party shall be liable to the other party for any
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failure to perform any obligation under this Agreement including any Service where such failure is due to causes beyond the reasonable control of the party. Such causes include, but are not limited to acts of war, government export controls, other governmental acts, industrial dispute, lock-out, accident, fire, explosion, transport delays, acts of a third party, or loss or damage to any equipment. Each party shall use its best efforts to comply with its respective obligations under this Agreement despite the intervention or occurrence of any such cause, and to resume compliance with those obligations as soon as any such cause ceases to affect the performance of its obligations under this Agreement.

6.12.  Independent Contractor.  In the course of performing Services, ATL and
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any of its subsidiaries shall be independent contractors, and not employees or agents of SONO. No other relationship is intended or created by and between the parties under this Agreement. ATL shall exercise its own discretion on the method and the manner of performing the Services, including the determination of which of its facilities it will use to provide the Services. SONO shall not exercise control over any employees of ATL or its subsidiaries in performing the Services.

ATL Ultrasound, Inc.           SonoSight, Inc.

By: /s/ Dennis C. Fill         By: /s/ Kevin M. Goodwin
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Title: CEO                     Title: President, CEO
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Date:  May 4, 1998             Date:  April 10, 1998
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